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                                                                   EXHIBIT 10.16

            NOTICE: THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE NORTH CAROLINA UNIFORM ARBITRATION ACT



                          NONCOMPETITION, SEVERANCE AND
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                   DYERSBURG CORPORATION AND T. EUGENE MCBRIDE


         This Noncompetition, Severance and Employment Agreement (this "Agreement") is made and entered into as of this 30th day of June, 1999 by and between T. Eugene McBride, an individual (the "Executive"), and Dyersburg Corporation, a Tennessee corporation and textile company, headquartered in Dyersburg, Tennessee (the "Company"). As used herein, the term "Company" shall include the Company and any and all of its subsidiaries.

                               W I T N E S S E T H

         WHEREAS, the Company's Board of Directors (the "Board") believes that the Executive has been instrumental in the success of the Company;

         WHEREAS, the Company desires to continue to employ the Executive as Board Chairman and Chief Executive Officer and in such other capacities as the Executive is currently employed as of the date hereof;

         WHEREAS, the terms hereof are consistent with the executive compensation objectives of the Company as established by the Board;

         WHEREAS, the Executive is willing to accept the employment contemplated herein under the terms and conditions set forth herein;

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         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment. Subject to the terms and conditions hereof, the Company hereby employs the Executive and Executive hereby accepts such employment as Board Chairman and Chief Executive Officer of the Company having such duties and responsibilities as are set forth in Section 3 below.

         2. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

         "CAUSE" shall mean (a) fraud; (b) embezzlement; (c) conviction of the Executive of any felony; (d) a material breach of, or the wilful failure or refusal by the Executive to perform and discharge the Executive's duties, responsibilities and obligations under this Agreement; (e) any act of moral turpitude or willful misconduct by the Executive intended to result in personal enrichment of the Executive at the expense of the Company, or any of its affiliates or which has a material adverse impact on the Business or reputation of the Company or any of its affiliates (such determination to be made by the Board in its reasonable judgment); (f) intentional material damage to the property or Business of the Company; (g) gross negligence; or (h) the ineligibility of the Executive to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Company.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, rule or regulation of similar effect.


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         "CONFIDENTIAL INFORMATION" shall mean all business and other information relating to the business of the Company, including without limitation, technical or nontechnical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include confidential business information which does not constitute a trade secret under applicable law two years after any expiration or termination of this Agreement.

         "DISABILITY" or "DISABLED" shall mean the Executive's inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis, with or without accommodation, for a period of six (6) months.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "PERSON" shall mean any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

         3. Duties. During the term hereof, the Executive shall have such duties and authority as are typical of a Board Chairman and Chief Executive Officer of a company such as the Company, including, without limitation, those specified in the Company's Bylaws. Executive agrees that during the Term hereof, he will devote his full time, attention and energies to the diligent performance of his duties. Executive shall not, without the prior written consent of the Company, at any time during



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the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or
(iii) engage in any venture or activity which the Board may in good faith consider to interfere with Executive's performance of his duties hereunder.

         4. Term. Unless earlier terminated as provided herein, the Executive's employment hereunder shall be for a term of three (3) years (the "Term") commencing on the date hereof. In the event of a Change in Control, as defined in the Change in Control Employment Agreement between the parties dated June 30, 1999, this Agreement shall immediately terminate and be superceded by such Change in Control Employment Agreement. This Agreement must be reviewed by the Board of Directors of the Company not less than six (6) months prior to the expiration of its Term to be eligible to be renewed.

         5. Termination. This Agreement may be terminated as follows:

                  5.1 The Company. The Company shall have the right to terminate Executive's employment hereunder at any time during the Term hereof (i) for Cause, (ii) if the Executive becomes Disabled, (iii) upon the Executive's death, or (iv) without Cause.
                           5.1.1 If the Company terminates Executive's employment under this Agreement pursuant to clauses (i), (ii) or (iii) of Section 5.1, the Company's obligations hereunder shall cease as of the date of termination.


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                           5.1.2 If the Company terminates Executive pursuant to
         clause (iv) of Section 5.1, Executive shall be entitled to receive immediately or in continued monthly installments as severance upon such termination, aggregate compensation and benefits provided in Section 6 for the remainder of the Term or six (6) months, whichever is greater (the "Severance Period"). For purposes of determining compensation which is not fixed (such as a bonus), the amount of such unfixed compensation shall be deemed to be equal to the average monthly amount of such compensation over the Executive's period of employment with the Company immediately prior to the termination (not to exceed three (3) years) multiplied by the number of months of the Executive's Severance Period.

                           5.1.3 In the event of such termination pursuant to clause (iv) of Section 5.1, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans; (C) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or his total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (D) if any provision of this
         Section 5.1.3 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or



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         arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon his actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, his dependents, beneficiaries and estate.

                  5.2 By Executive. Executive shall have the right to terminate his employment hereunder if the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Executive to the Company.

                           5.2.1 If Executive terminates his employment other than pursuant to Section 5.2, the Company's obligations under this Agreement shall cease as of the date of such termination and Executive shall be subject to the confidentiality provisions set forth in Section 8 hereof for a period of one (1) year.

                           5.2.2 If Executive terminates his employment hereunder pursuant to Section 5.2, Executive shall be entitled to receive his base salary and other benefits due him through the termination date, less applicable taxes and other deductions, and receive immediately or in continued monthly installments as severance, upon such termination, aggregate cash compensation and benefits provided in Section 6 for the remainder of the Term or six (6) months, whichever is greater. For purposes of determining compensation which is not fixed (such as a bonus), the amount of such unfixed compensation shall be deemed to be the equal to the average monthly amount of such compensation over the three-



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         year period immediately prior to the termination multiplied by the number of months of the Executive's Severance Period.

                           5.2.3 In addition, in the event of such termination pursuant to Section 5.2, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans, and (C) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or his total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (D) if any provision of this Section 5.2.3 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon his actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, his dependents, beneficiaries and estate.



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         6. Compensation. In consideration of Executive's services and covenants hereunder, Company shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time, provided that his salary pursuant to Section 6.1 shall be payable not less frequently than monthly):

                  6.1 Annual Salary. During the Term hereof, the Company shall pay to Executive a base salary established by the Board which for the first year of the Term shall be not less than the salary of the Executive for the past year. Executive's salary will be reviewed by the Board at the beginning of each of its fiscal years and, in the sole discretion of the Board, may be increased for such year.

                  6.2 Annual Incentive Bonus. During the Term hereof, the Board may, in its sole discretion, pay to Executive an annual incentive cash bonus.

                  6.3 Long-Term Incentive Compensation Plan. During the Term hereof, the Board may, in its sole discretion, pay to Executive long-term incentive cash bonuses.

                  6.4 Stock Options and Restricted Stock. During the Term hereof, the Board shall grant Executive options to purchase Company Common Stock and restricted stock in accordance with the terms of the 1992 stock option plan or any successor plan.

                  6.5 Other Benefits. Executive shall be entitled to share in any other employee benefits generally provided by the Company to its most highly ranking executives for so long as the Company provides such benefits. The Company also agrees to provide Executive with a life insurance policy in the face amount of two times the Executive's base compensation with a



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maximum face amount of $500,000. Executive shall also be entitled to participate in all other benefits accorded general Company employees. Executive shall have the opportunity to continue his benefits under the medical, dental and life and accident insurance plans during the Executive's Severance Period. Continued medical coverage, if elected, shall run concurrently with the continuation coverage rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA). Such medical benefits coverage shall cease if the Executive and his qualified dependents become covered under another group health plan and are not subject to any pre-existing condition limitations or become entitled to receive benefits under Medicare.

         7. Excess Parachute Payments. It is the intention of the parties hereto that the severance payments and other compensation provided for herein are reasonable compensation for Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of Section 280G of the Code and any regulations thereunder. In the event that the Company's independent accountants acting as auditors for the Company on the date of a Change in Control determine that the payments provided for herein constitute "excess parachute payments," then the compensation payable hereunder shall be reduced to the point that such compensation shall not qualify as "excess parachute payments."

         8. Confidentiality. Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies. After termination of Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or



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divulge any such information, knowledge or data to anyone other than the Company and those designated by it. Upon the termination or expiration of his employment hereunder, Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's equipment and other materials in his possession or control. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         9. Noncompetition and Nonsolicitation Agreement. If this Agreement is terminated by the Company pursuant to Section 5.1(iv) or by Executive pursuant to Section 5.2.2, Executive shall not enter into an employment relationship or a consulting arrangement with any other knitted apparel textile company of any type headquartered or having a physical presence in the states of North Carolina, South Carolina, Tennessee, and New York (hereinafter a "competitor") during the Severance Period (the "Noncompete Period"). The obligations contained in this Section 9 shall not prohibit Executive from being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  9.1 During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of Company to leave the employ of Company, including but not limited to a competitor, or in any way interfere with the relationship between Company and any employee thereof, (ii) hire any person currently employed by the



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Company who was an employee of Company or any subsidiary at any time during the time that Executive was employed by Company, or (iii) induce or attempt to induce any customer, supplier, or other entity in a business relation of Company to cease doing business with Company, or in any way interfere with the relationship between any such customer, supplier, or business relation and Company or do business with a competitor.

                   9.2. If, at the time of enforcement of this Section 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this Section 9 are reasonable.

                   9.3 In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 9, Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this
Section 9, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

         10. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of Company.



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         11. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

                  To the Company:   Dyersburg Corporation
                                    ATTENTION: Corporate Secretary
                                    15720 John J. Delaney Drive, Suite 445
                                    Charlotte, North Carolina 28277

                  To Executive:     T. Eugene McBride
                                    10609 Lederer Drive
                                    Charlotte, North Carolina 28277

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         12. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         13. Remedies.

                  13.1 The Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company.



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                  13.2 All claims, disputes and other matters in question
between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement, except as specifically governed by the foregoing provisions where there may be irreparable harm and damage to the Company which could not be compensated in damages, shall be decided by arbitration in accordance with the rules of the American Arbitration Association. This Agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with the applicable law of any court having jurisdiction thereof.

                  13.3 If the Executive is reasonably required to engage legal counsel to enforce his rights hereunder against the Company, Executive shall be entitled to receive from the Company his reasonable attorneys' fees and costs; provided that Executive shall not be entitled to receive those fees and costs related to matters, if any, which were the subject of litigation or arbitration and with respect to which a judgment is rendered against Executive.

         14. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.


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         15. Merger. This Agreement, together with the Change In Control
Employment Agreement between the parties hereto dated June 30, 1999, constitutes the entire understanding of the parties as to the matters addressed and all prior agreements and understandings, whether written or oral, are merged herein.

         16. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by other parties hereto.

         17. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

         18. Binding Agreement. This agreement shall be binding upon the Company and its successors and assigns and upon Executive and his executors, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                EXECUTIVE

                                                /s/ T. Eugene McBride
                                                --------------------------------
                                                T. Eugene McBride


                                                DYERSBURG CORPORATION

                                                /s/ L. R. Jalenak
                                                --------------------------------
                                            By: Chairman, Compensation Committee
                                                of the Board of Directors



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                                CHANGE IN CONTROL
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                   DYERSBURG CORPORATION AND T. EUGENE MCBRIDE


         This Change in Control Employment Agreement (this "Agreement") is made and entered into as of this 30th day of June, 1999 by and between T. Eugene McBride, an individual (the "Executive"), and Dyersburg Corporation, a Tennessee corporation and textile company, headquartered in Dyersburg, Tennessee (the "Company"). As used herein, the term "Company" shall include the Company and any and all of its subsidiaries.

                               W I T N E S S E T H

         WHEREAS, the Company's Board of Directors (the "Board") believes that the Executive has been instrumental in the success of the Company;

         WHEREAS, the Company desires to continue to employ the Board Chairman and Chief Executive Officer and in such other capacities as the Executive is currently employed as of the date hereof and on the same at-will terms as the Executive is currently employed;

         WHEREAS, the Company is concerned that in the event of a possible or threatened change in control of the Company, uncertainties necessarily arise and the Executive may have concerns about the continuation of his employment status and responsibilities and may be approached by others offering competing employment opportunities, and the Company therefore desires to provide the Executive assurance as to the continuation of his employment status and responsibilities in such event;

         WHEREAS, the Company further desires to assure that, if a possible or threatened change in control should arise and the Executive should be involved in deliberations or negotiations in connection therewith, the Executive would be in a secure position to consider and participate in such transaction as objectively as possible in the best interests of the Company and, to this end, desires to protect the Executive from any direct or implied threat to his financial well being;

         WHEREAS, the Executive is willing to continue to serve as such but desires assurance that in the event of such a threatened or actual change in control he will continue to have the employment status and responsibilities he could reasonably expect absent such event and in the event of a change in control he will have fair and reasonable severance protection on the basis of his service to the Company to that time;

         WHEREAS, the terms hereof are consistent with the executive compensation objectives of the Company as established by the Board;

         WHEREAS, the Executive is willing to accept the employment contemplated herein under the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Operation of Agreement. This Agreement shall constitute a valid and binding contract between the parties immediately upon its execution and supersedes any and all prior employment or other similar agreements which would be effective in the event of an actual change in control of the Company. Nevertheless, the Executive and the Company shall have no obligations hereunder until, and only upon the occurrence of, a "Change in Control" (as such term is defined in Section 2); further provided that the Executive shall have been in the position of Board Chairman and Chief Executive Officer immediately before such Change in Control. The first date on which a Change in Control occurs shall be the "Effective Date" for purposes of this Agreement. Before a



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Change in Control, as the case may be, the Company's employment obligations to the Executive shall not be affected by this Agreement and it is clearly understood and agreed that the Executive shall have no right on account of this Agreement to be retained in the employ of the Company or to be retained in any particular position in the Company and is employed at-will, unless and until a Change in Control has occurred.

         2. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

         "CHANGE IN CONTROL" shall mean:

                  (i) The acquisition, directly or indirectly, by any Person (other than (a) any employee plan established by the Company, (b) an underwriter temporarily holding securities pursuant to an offering of such securities, or (c) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company), of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing an aggregate of 20% or more of the combined voting power of the Company's then outstanding voting securities; or an increase in ownership of 10% or more by an existing shareholder (as of the date of this Agreement) of the combined voting power of the Company's then outstanding voting securities;

                  (ii) During any period of up to two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds of the directors then still in office who were either directors at the beginning of such



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         period or whose election or nomination for election was previously so approved (other than a director (a) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or (b) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), (iv) or
         (v) hereof) shall be deemed a director as of the beginning of such period;

                  (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (a) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

                  (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or



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         substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

                  (v) The occurrence of any other event or circumstance which is not covered by (i) through (iv) above which the Board determines affects control of the Company and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

         "CAUSE" shall mean (a) material criminal fraud, (b) gross negligence,
(c) material dereliction of duties, (d) intentional material damage to the property or business of the Company, or (e) the commission of a material felony, in each case, as determined in the reasonable discretion of the Board, but only if (1) the Executive has been provided with written notice of any assertion that there is a basis for termination for cause which notice shall specify in reasonable detail specific facts regarding any such assertion, (2) such written notice is provided to the Executive a reasonable time before the Board meets to consider any possible termination for cause, (3) at or prior to the meeting of the Board to consider the matters described in the written notice, an opportunity is provided to the Executive and his counsel to be heard before the Board with respect to the matters described in the written notice, (4) any resolution or other Board action held with respect to any deliberation regarding or decision to terminate the Executive for cause is duly adopted by a vote of a majority of the entire Board of the Company at a meeting of the Board called and held and (5) the Executive is promptly provided with a copy of the resolution or other corporate action taken with respect to such termination. No act or failure to act by the Executive shall be considered willful unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. The unwillingness of the Executive to accept any or all of a change in the nature or scope of his position, authorities or duties, a reduction in his total compensation or benefits, a relocation that he deems unreasonable in light of his personal circumstances, or other action by or request of the Company in respect of his position, authority, or responsibility that he reasonably deems to be contrary to this Agreement, may not be considered by the Board to be a failure to perform or misconduct by the Executive.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, rule or regulation of similar effect.

         "CONFIDENTIAL INFORMATION" shall mean all business and other information relating to the business of the Company, including without limitation, technical or nontechnical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include confidential business information which does not constitute a trade secret under applicable law two years after any expiration or termination of this Agreement.

         "DISABILITY" or "DISABLED" shall mean the Executive's inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis, with or without accommodation, for a period of six (6) months.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "INVOLUNTARY TERMINATION" shall mean the termination of Executive's employment by the Employee following a Change in Control which, in the sole judgment of the Executive, is due to (i) a change of the Executive's responsibilities, position (including status as Board Chairman and Chief Executive Officer of the Company, its successor or ultimate parent entity, office, title, reporting relationships or working conditions) authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with his positions, duties or responsibilities as in effect immediately before the Change in Control); or (ii) a change in the terms or status (including the rolling three-year termination date) of this Agreement; or
(iii) a reduction in the Executive's compensation or benefits; or (iv) a forced relocation of the Executive outside the Charlotte, North Carolina, metropolitan area; or (v) a significant increase in the Executive's travel requirements; or
(vi) the breach by the Company of any provision of this Agreement.

         "PERSON" shall mean any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

         "TERMINATION" shall mean termination, prior to the expiration of the Term, of the employment of the Executive with the Company for any reason other than death, disability (as described above), cause (as described above), or Voluntary Termination. Any termination of the Executive's employment shall be communicated by a written notice of termination to the other party to this Agreement (a "Notice of Termination") specifying the date on which the termination is effective ("Termination Date").

         "VOLUNTARY TERMINATION" shall mean the termination by Executive of Executive's employment following a Change in Control which is not the result of any of clauses (i) through (vi) set forth in the definition of Involuntary Termination above.

         3. Duties. During the Term hereof, the Executive shall exercise such position and authority and duties as are commensurate with the position and authority being exercised and duties being performed by the Executive immediately prior to the Effective Date, which services shall be performed at the location where the Executive was employed immediately prior to the Effective Date or at such other location as the Company may reasonably require, provided, however, that the Executive shall not be required to accept any such other location that he deems unreasonable in the light of his personal circumstances. Executive agrees that during the Term hereof, he will devote his full time, attention and energies to the diligent performance of his duties. Executive shall not, without the prior written consent of the Company, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or
(iii) engage in any venture or activity which the Board may in good faith consider to interfere with Executive's performance of his duties hereunder.

         4. Term. Unless earlier terminated as provided herein, this Agreement shall be for a rolling term of three (3) years (the "Term") commencing on the Effective Date, continuing to be effective until changed by the Board. This Agreement shall be deemed to extend each day for an additional day automatically and without any action on behalf of either party hereto until Executive turns sixty-two; upon Executive's sixty-second birthday, such Term shall be converted to a fixed term of three years and shall expire (without any action on behalf of either party hereto) on Executive's sixty-fifth birthday; this Agreement shall terminate upon the expiration of such Term. Either party may, by notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the Term of this Agreement shall be the three years following the date of such notice, and this Agreement shall terminate upon the expiration of such Term.

         5. Termination. The Executive's employment may be terminated as follows:

                  5.1 The Company. The Company shall have the right to terminate Executive's employment hereunder at any time during the Term hereof (i) for Cause, (ii) if the Executive becomes Disabled, (iii) upon the Executive's death, or (iv) without Cause.

                           5.1.1 If the Company terminates Executive's employment under this Agreement pursuant to clauses (i), (ii) or (iii) of Section 5.1, the Company's obligations hereunder shall cease as of the date of termination; provided, however, if Executive is terminated for Cause after a Change in Control, then such termination shall be treated as a Voluntary Termination as contemplated in Section 5.2.3 below.

                           5.1.2 If the Company terminates Executive pursuant to clause (iv) of Section 5.1, Executive shall be entitled to receive immediately or in installments over a period of three (3) years at the election of the Executive as severance upon such termination, aggregate compensation and benefits provided in Section 6 equal to three times Executive's annual compensation being paid at the time of termination. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be equal to the average of such compensation over the three-year period immediately prior to the termination.

                           5.1.3 In the event of such termination pursuant to clause (iv) of Section 5.1, (a) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (b) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans; (c) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or his total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and (d) if any provision of this
         Section 5.1.3 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon his actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, his dependents, beneficiaries and estate.

                  5.2 By Executive. Executive shall have the right to terminate his employment hereunder if (i) the Company materially breaches this Agreement and such breach is not cured within

30 days after written notice of such breach is given by Executive to the Company; (ii) there is a Voluntary Termination; or (iii) there is an Involuntary Termination.

                           5.2.1 If Executive terminates his employment other than pursuant to clauses (i), (ii) or (iii) of Section 5.2, the Company's obligations under this Agreement shall cease as of the date of such termination and Executive shall be subject to the confidentiality provisions set forth in Section 8 hereof and the noncompetition provisions set forth in Section 9 hereof for a period of one (1) year.

                           5.2.2 If Executive terminates his employment hereunder pursuant to either clause (i) or clause (iii) of Section 5.2, Executive shall be entitled to receive his base salary and other benefits due him through the termination date, less applicable taxes and other deductions, and receive immediately in a lump sum as severance, aggregate cash compensation provided in Section 6 equal to three times Executive's annual compensation being paid at the time of termination or in installments over a period of three (3) years at the election of the Executive. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be the equal to the average of such compensation over the three-year period immediately prior to the termination.

                           5.2.3 If within one (1) year of a Change in Control Executive terminates his employment pursuant to clause (ii) of Section 5.2, Executive shall be entitled to receive his base salary and other benefits due him through the termination date less applicable taxes and other deductions and receive immediately in a lump sum as severance aggregate compensation and benefits provided in Section 6 equal to one times Executive's annual compensation being paid at the time of Voluntary Termination or in installments over the course of one (1) year at the election of the Executive. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be the equal to the average of such compensation over the three-year period immediately prior to the termination.

                           5.2.4 In addition, in the event of such termination pursuant to any of clauses (i) through (iii) of this Section 5.2, (a) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (b) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans, and (c) the Executive shall be deemed to have retired from the Company and shall be entitled as of the termination date, or at such later time as he may elect to commence receiving the total combined qualified and non-qualified retirement benefit to which he is entitled hereunder, or his total non-qualified retirement benefit hereunder if under the terms of the Company's qualified retirement plan for salaried employees he is not entitled to a qualified benefit, and
         (d) if any provision of this Section 5.2.4 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or other plan or arrangement of the Company because the Executive has ceased to be an actual employee of the Company, because the Executive has insufficient or reduced credited service based upon his actual employment by the Company, because the plan or arrangement has been terminated or amended after the effective date of this Agreement, or because of any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to Executive, his dependents, beneficiaries and estate.

         6. Compensation. In consideration of Executive's services and covenants hereunder, Company shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time, provided that his salary pursuant to Section 6.1 shall be payable not less frequently than monthly):

                  6.1 Annual Salary. During the Term hereof, the Company shall pay to Executive a base salary established by the Board which for the first year of the Term shall be not less than his annual salary immediately prior to the Effective Date. During the Term, the Executive's annual base salary shall be reviewed at least annually and shall be increased from time to time to reflect increases in the cost of living and such other increases as shall be consistent with increases in annual base salary awarded in the ordinary course of business to other key executives; provided, however, that following a Change in Control, the base salary shall be increased annually by a percentage at least equal to the average annual increase over the past three years.

                  6.2 Annual Incentive Bonus. During the Term hereof, the Executive shall receive an annual incentive cash bonus at least equal to the average of such compensation over the three (3) year period immediately prior to the fiscal year in which the Effective Date occurs. The annual incentive cash bonus shall be payable within 30 days after the end of each fiscal year.

                  6.3 Long-Term Incentive Compensation Plan. During the Term hereof, the Executive shall be eligible to participate on a reasonable basis, and to continue his existing participation in the Long-Term Incentive Compensation Plan, and any other incentive compensation plan which provides opportunities to receive compensation in addition to his annual base salary which are the greater of (i) the opportunities provided by the Company for executives with comparable duties or (ii) the opportunities under any such plans in which he was participating immediately prior to the Effective Date.

                  6.4 Stock Options and Restricted Stock. During the Term hereof, the Board shall grant Executive options to purchase Company Common Stock and restricted stock in accordance with the terms of the 1992 stock option plan or any successor plan.

                  6.5 Welfare Benefits, Medical, Dental and Life Insurance.

                           6.5.1 During the Term, the Executive shall be entitled to receive and participate in salaried employee benefits (including, but not limited to, medical, dental, and life and accident insurance) and perquisites which are the greater of (i) the employee benefits and perquisites provided by the Company to executives with comparable duties or (ii) the employee benefits and perquisites to which he was entitled or in which he participated immediately prior to the Effective Date.

                           6.5.2 In the event of a Change in Control, if the Executive's employment is terminated under this Agreement pursuant to clause (iv) under Section 5.1 or clauses (i), (ii), or (iii) of Section 5.2, the Executive shall have the opportunity to continue his benefits under the medical, dental and life and accident insurance plans for a period of up to three years following his termination. Continued medical coverage, if elected, shall run concurrently with the Executive's continuation coverage rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA). Such medical benefits coverage shall cease if the Executive and his qualified dependents become covered under another group health plan and are not subject to any pre-existing condition limitations or are or become entitled to receive benefits under Medicare.

                  6.6 Other Benefits. Executive shall be entitled to share in any other employee benefits generally provided by the Company to its most highly ranking executives for so long as the Company provides such benefits. The Company also agrees to provide Executive with a life insurance policy in the face amount of two times the Executive's base compensation with a maximum face amount of $500,000. Executive shall also be entitled to participate in all other benefits accorded general Company employees.

         7. Excess Parachute Payments. It is the intention of the parties hereto that the severance payments and other compensation provided for herein are reasonable compensation for Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of Section 280G of the Code and any regulations thereunder. In the event that the Company's independent accountants acting as auditors for the Company on the date of a Change in Control determine that the payments provided for herein constitute "excess parachute payments," then the compensation payable hereunder shall be reduced to the point that such compensation shall not qualify as "excess parachute payments."

         8. Confidentiality. Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies. After termination of Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. Upon the termination or expiration of his employment hereunder, Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's equipment and other materials in his possession or control. In no event shall an asserted violation of the provisions of this
Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         9. Noncompetition and Nonsolicitation Agreement. If this Agreement is terminated by the Company pursuant to Section 5.1(iv) or by Executive pursuant to Section 5.2(i) or (iii), Executive shall not enter into an employment relationship or a consulting arrangement with any other knitted apparel textile company of any type headquartered or having a physical presence in the states of North Carolina, South Carolina, Tennessee, and New York (hereinafter a "competitor") within three (3) years of the anniversary of the date of the Change in Control (the "Noncompete Period"). The obligations contained in this
Section 9 shall not prohibit Executive from being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  9.1 During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of Company to leave the employ of Company, including but not limited to a competitor, or in any way interfere with the relationship between Company and any employee thereof, (ii) hire any person currently employed by the Company who was an employee of Company or any subsidiary at any time during the time that Executive was employed by Company, or (iii) induce or attempt to induce any customer, supplier, or other entity in a business relation of Company to cease doing business with Company, or in any way interfere with the relationship between any such customer, supplier, or business relation and Company or do business with a competitor.

                  9.2 If, at the time of enforcement of this Section 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this Section 9 are reasonable.

                  9.3 In the event of the breach or a threatened breach by Executive of any of the provisions of this Section 9, Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this
Section 9, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

         10. Trust. The Company shall establish an irrevocable trust to fund the maximum amount of obligations which could reasonably be expected to become payable hereunder under any circumstances (which may be a "rabbi trust" if so requested by Executive), which trust (i) shall have as trustee an individual acceptable to Executive, (ii) shall be fully funded upon the earlier of a Change in Control or the approval of any regulatory application filed by a potential acquiror of the Company seeking to acquire control of the Company, and (iii) shall contain such other terms and conditions as are reasonably necessary in Executive's determination to ensure the Company's compliance with its obligations hereunder.

         11. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of Company.

         12. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

           To the Company: Dyersburg Corporation
                           ATTENTION: Corporate Secretary
                           15720 John J. Delaney Drive, Suite 445
                           Charlotte, North Carolina 28277

           To Executive:   T. Eugene McBride
                           10609 Lederer Drive
                           Charlotte, North Carolina 28277

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         13. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         14. Remedies.

                  14.1 The Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company. All claims, disputes and other matters in question between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement shall be decided under and governed by the laws of the State of North Carolina.

                  14.2 The Company is aware that upon the occurrence of a Change in Control, the Board or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of his rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such costs. Accordingly, if at any time after the Effective Date, it should appear to the Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or that the Company has purported to terminate his employment for cause or is in the course of doing so in either case contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits provided or intended to be provided to him hereunder, and the Executive has acted in good faith to perform his obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice at the expense of the Company to represent him in connection with the protection and enforcement of his rights hereunder, including without limitation representation in connection with termination of his employment contrary to this Agreement or with the initiation or defense of any litigation or other legal action, whether by or against the Executive or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company, and, unless in his sole judgment, use of common counsel could be prejudicial to him or would not be likely to reduce the fees and expenses chargeable hereunder to the Company, the Executive agrees to use his best efforts to agree with such other officers or executives to retain common counsel.

         15. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         16. Merger. This Agreement, together with Noncompetition, Severance and Employment Agreement between the parties dated June 30, 1999, constitutes the entire understanding of the parties as to the matters addressed and all prior agreements and understandings, whether written or oral, are merged herein.

         17. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by other parties hereto.

         18. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

         19. Binding Agreement. This Agreement shall be binding upon the Company and its successors and assigns and upon Executive and his executors, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                EXECUTIVE

                                                /s/ T. Eugene McBride
                                                --------------------------------
                                                T. Eugene McBride


                                                DYERSBURG CORPORATION

                                                /s/ L. R. Jalenak
                                                --------------------------------
                                            By: Chairman, Compensation Committee
                                                of the Board of Directors